UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

April 18, 2016
Date of Report (Date of earliest event reported)

CIBER, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-13103	38-2046833
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6312 South Fiddler’s Green Circle, Suite 600E
Greenwood Village, Colorado, 80111
(Address of principal executive offices) (Zip code)

(303) 220-0100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐    Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 18, 2016, Jean-Francois Heitz notified Ciber, Inc. (the “Company”) of his intent to resign from the Company’s Board of Directors, effective immediately. As previously reported on a Current Report on Form 8-K, on February 19, 2016, Mr. Heitz informed the Company of his decision not to seek re-election at the Company’s 2016 Annual Meeting of Stockholders. Mr. Heitz indicated that his decision not to seek re-election and his subsequent decision to resign from the Company’s Board of Directors were not due to a disagreement with the Company or the Company’s Board of Directors regarding the Company’s operations, policies or practices. In connection with his resignation, the Company agreed to pay Mr. Heitz $16,250, equivalent to board fees that would have been paid through June 2016, and to allow the vesting of half of the standard 2016 RSU award granted to Mr. Heitz as an independent director.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Ciber, Inc.

Date: April 20, 2016	By:	/s/ Christian Mezger
Christian Mezger
Chief Financial Officer